Exhibit 99.1

NEWS ANNOUNCEMENT

April 4, 2012

Carmike Cinemas Announces Public Offering of Common Stock

COLUMBUS, GA – April 4, 2012– Carmike Cinemas, Inc. (NASDAQ: CKEC) today announced it has commenced an underwritten public offering of 4,000,000 shares of its common stock. In addition, Carmike expects to grant the underwriters a 30-day option to purchase up to an additional 600,000 shares of common stock, on the same terms and conditions, to cover over-allotments, if any.

Carmike plans to use the net proceeds from this offering for general corporate purposes.

Macquarie Capital is acting as the sole book-running manager for the offering.

The offering is being made pursuant to Carmike’s effective shelf registration statement previously filed with the Securities and Exchange Commission (“SEC”). This press release is neither an offer to sell nor a solicitation of an offer to buy any securities. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective shelf registration statement. Any such prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities, in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Copies of the preliminary prospectus supplement, when available, and related prospectus can be obtained at the SEC’s website, www.sec.gov, or from Macquarie Capital (USA) Inc., Attn: Prospectus Department, 125 West 55th St, 22nd Floor, New York, NY 10019, or by calling +1.212.231.1703, or by e-mailing us.prospectus@macquarie.com.

About Carmike Cinemas (www.carmike.com)

Carmike Cinemas, Inc. is a U.S. leader in digital cinema and 3-D cinema deployments and one of the nation’s largest motion picture exhibitors. As of December 31, 2011, Carmike had 237 theatres with 2,254 screens in 35 states. Carmike’s digital cinema footprint reached 2,128 screens, including 210 theatres with 744 screens that are also equipped for 3-D. Carmike’s focus for its theatre locations is small to mid-sized communities.

Disclosure Regarding Forward-Looking Statements

This press release and other written or oral statements made by or on behalf of Carmike Cinemas, Inc. (the “Company”) contain forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, “believes,” “expects,” “anticipates,” “plans,” “estimates” or similar expressions. Examples of forward-looking statements in this press release include the Company’s expectations regarding the common stock offering. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to: general economic conditions in our regional and national markets; our ability to comply with covenants contained in our senior secured credit agreement; our ability to operate at expected levels of cash flow; financial market conditions including, but not limited to, changes in interest rates and the availability and cost of capital; our ability to meet our contractual obligations, including all outstanding financing commitments; the availability of suitable motion pictures for exhibition in our markets; competition in our markets; competition with other forms of entertainment; and other factors, including the risk factors disclosed in our Annual Report on Form 10-K for the year ended December 31, 2011, under the caption “Risk Factors.” We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Contact:

Robert Rinderman or Joseph Jaffoni	Richard B. Hare
Jaffoni & Collins—Investor Relations	Chief Financial Officer
212/835-8500 or ckec@jcir.com	706/576-3416